UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2013

SWISSINSO HOLDING INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-151909	90-0620127
(Commission File Number)	(IRS Employer Identification No.)

PSE – Parc Scientifique de l’EPFL, Route J.D. Colladon, Building D, 3rd Floor, 1015 Lausanne, Switzerland
 (Address of Principal Executive Offices, Zip Code)

011 41 21 693 8640
(Registrant's Telephone Number, Including Area Code)

____________________________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On January 26, 2013, SwissINSO Holding Inc. (the “Registrant”) entered into a Joint Venture Agreement (the “Agreement”) with Acomet Solar S.A. (“Acomet”) through its holding company Axama Consult AG.  The joint venture is intended to create a vehicle for SwissINSO S.A., the Registrant’s wholly-owned subsidiary (“SwissINSO”), and Acomet to combine their product, technologies and expertise in the field of Business Integrated Photovoltaic (“BIPV”) solar façade construction to provide integrated, aesthetic and efficient solar energy-saving solutions to commercial, industrial and domestic energy consumers.

Under the terms of the Agreement, SwissINSO will grant Acomet a non-exclusive agreement whereby Acomet will leverage its BIPV expertise and client base to provide projects, starting in Switzerland, which will integrate a range of color coated solar panels and roof tiles developed using SwissINSO’s breakthough color coating solar glass technology.  In addition, SwissINSO will provide Acomet a robust future pipeline of new solar technologies and innovations for its BIPV projects.

Acomet will contribute the initial stock capital of the joint venture and pay a participation fee to the Registrant in consideration of the grant to Acomet by SwissINSO of the right to use SwissINSO technologies in its solar façade integration projects.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWISSINSO HOLDING INC.

February 22, 2013	By	/s/ Clive D. Harbutt
Name: Clive D. Harbutt
Title: Chief Financial Officer